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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported) - October 1, 2004



                                    TXU Corp.
             (Exact name of registrant as specified in its charter)



        TEXAS                        1-12833                75-2669310
(State or other jurisdiction     (Commission File        (I.R.S. Employer
    of incorporation)                Number)            Identification No.)



                                 TXU Gas Company
             (Exact name of registrant as specified in its charter)



       TEXAS                         1-3183                75-0399066
(State or other jurisdiction )  (Commission File        (I.R.S. Employer
    of incorporation                Number)            Identification No.)



            Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411 (Address of principal executive offices, including zip code)


        Registrants' telephone number, including Area Code - 214-812-4600


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ITEM 8.01    OTHER EVENTS.


         On October 1, 2004, TXU Corp. completed the merger transaction whereby Atmos Energy Corporation acquired the operations of TXU Gas Company ("TXU Gas") for cash proceeds of $1.905 billion. TXU Corp. plans to use the proceeds to repay debt. The estimated net proceeds from the sale are expected to approximate the carrying value of the net assets sold.

         Prior to the close of the merger transaction, TXU Gas called for redemption all of the outstanding shares of its Adjustable Rate Cumulative Preferred Stock, Series F (liquidation preference $1,000 per share) ("Series F Preferred Stock").

         The redemption will result in the simultaneous redemption by Computershare Trust Company, Inc., as Depositary Agent, of all of the outstanding Depositary Preferred Shares, Series F, each representing a one-fortieth interest in a share of Series F Preferred Stock ("Depositary Shares"). The Redemption Date is November 5, 2004 ("Redemption Date") and the "Redemption Price" is $25.00 per Depositary Share, plus unpaid accumulated dividends, if any, to the Redemption Date. Prior to the close of the merger transaction, TXU Gas Company irrevocably deposited with JPMorgan Chase Bank an amount sufficient to pay the Redemption Price.

         In addition, prior to the close of the merger transaction, TXU Gas irrevocably deposited with the applicable trustees an aggregate of approximately $450 million for the defeasance of all of its outstanding debt securities, which are as follows: 7 1/8% Notes due June 15, 2005 ($150 million), Remarketed Reset Notes due January 1, 2008 ($125 million) and Floating Rate Capital Securities ($150 million). The Floating Rate Capital Securities will be redeemed on October 31, 2004, and the Remarketed Reset Notes due January 1, 2008 will be redeemed on July 1, 2005. The 7 1/8% Notes due 2005 will be repaid at maturity.

         As a result of the transactions described above, TXU Gas' reporting obligations under the Securities Exchange Act of 1934, as amended, will be suspended.

                           FORWARD-LOOKING STATEMENTS

            This Current Report on Form 8-K contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management's current projections, forecasts, estimates and expectations is contained in TXU Corp.'s SEC filings on Forms 10-K and 10-Q.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        TXU CORP.


                                     By:  /s/ Stanley J. Szlauderbach
                                         -------------------------------------

                                          Name:   Stanley J. Szlauderbach
                                          Title:  Assistant Controller


Dated:  October 5, 2004


                                       TXU GAS COMPANY


                                     By:  /s/ Stanley J. Szlauderbach
                                         --------------------------------------

                                          Name:   Stanley J. Szlauderbach
                                          Title:  Assistant Controller


Dated:  October 5, 2004




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